TOP AIR MANUFACTURING, INC. AND SUBSIDIARY

              EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                        Three Months Ended    Three Months Ended
                                           August 31,              August 31,
                                               1999                   1998
                                        ------------------    ------------------
Basic:

  Shares outstanding at
    the beginning of the period              4,968,957              5,083,456

  Weighted average of shares
    issued (retired) during the
    period                                       6,315                    208

  Weighted average shares
    outstanding                              4,975,272              5,083,664
                                            ==========             ==========

  Net income (loss)                         $ (511,607)            $ (225,821)
                                            ==========             ==========

  Net income (loss) per
    share                                   $     (.10)            $     (.04)
                                            ==========             ==========


Fully Diluted:

  Weighted average shares
    outstanding                              4,975,272              5,083,664

  Net effect of dilutive securities
    employee stock options #                        --                     --
                                            ----------            -----------

  Weighted average number of
    equivalent shares                        4,975,272              5,083,664
                                            ==========             ==========

  Net income (loss)                         $ (511,607)            $ (225,821)
                                            ==========             ==========

  Net income (loss) per share               $     (.10)            $     (.04)
                                            ===========            ==========


#The stock options have not been included because they are antidilutive.